Exhibit 5



                                                August 27, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Consolidated Natural Gas Company
               Common Stock, $2.75 Par Value

Dear Sirs:

          This opinion is rendered in connection with the proposed sale from time to time, by the Consolidated Natural Gas Company Grantor Trust (the "Trust") of 750,000 shares of common stock ("Common Stock"), as described in Consolidated's registration statement on Form S-3 ("Registration Statement"), including the prospectus constituting a part thereof, filed under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") this date. The Trust serves as a funding medium for and holds the assets of various non-qualified pension and retirement plans maintained by Consolidated and its subsidiaries (the "Plans").

          As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated; the SEC Order dated March 28, 1996 (HCAR 26500) ("1996 Order"), File No. 70-8667, issued pursuant to the Public Utility Holding Company Act of 1935 ("1935 Act"); the Registration Statement to which this opinion is an exhibit; the exhibits to the Declaration and Registration Statement; and the corporate records and proceedings relating to the issuance of such common stock under the Plans.

          Consolidated's 1935 Act authorization for financing of the Plans in File No. 70-8667 extends through March 31, 2001.

          In our opinion,

          (1) as long as the financing of the Plans is authorized by the 1996 Order and the shares of Common Stock have been issued pursuant to such authorization and

          (2) as long as the Common Stock is issued for consideration not less than par value, and








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          (3)  as long as the Common Stock is executed, issued and
               delivered in accordance with the Plans

then such Common Stock will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of our names under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 16 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1995, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated's subsidiary companies will not have a material effect on Consolidated's financial position or results of operations.

                                   Very truly yours,


                                   Stephen E. Williams
                                   Senior Vice President and
                                     General Counsel


                                   N. F. Chandler
                                   General Attorney